Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AnaptysBio, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
San Diego, California
February 28, 2019